                                                                    Exhibit 99.1

                               THE MIDLAND COMPANY
                             7000 MIDLAND BOULEVARD
                             AMELIA, OHIO 45102-2607
                                 (513) 943-7100

                                 MAILING ADDRESS
                                  P.O BOX 1256
                             CINCINNATI, OHIO 45201

FOR IMMEDIATE RELEASE                                             April 17, 2003

CONTACT:
John I. Von Lehman, Executive Vice President and CFO
(513) 943-7100

          THE MIDLAND COMPANY REPORTS RECORD FIRST QUARTER 2003 RESULTS

                   - REPORTS RECORD FIRST QUARTER NET INCOME

       - RECORD RESULTS DRIVEN BY UNDERWRITING ACTIONS AND RATE INCREASES

       - PROPERTY AND CASUALTY GROSS WRITTEN PREMIUMS GROW 11.4 PERCENT

CINCINNATI, APRIL 17, 2003 -- THE MIDLAND COMPANY (NASDAQ: MLAN), a highly focused provider of specialty insurance products and services, today reported record results for its first quarter ended March 31, 2003. Net income per share was 56 cents, including 7 cents in realized capital losses. That compares with 44 cents per share in last year's first quarter, which included 1 cent in realized capital losses and an 8 cent charge related to the adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets." (All per share amounts are on a diluted basis.)

"Net income before realized capital gains and losses and the effects of any changes in accounting principles(1) was a record $11.2 million, or 63 cents per share, up 18.9 percent, on a per share basis, from the prior record of $9.5 million (comparable basis), or 53 cents per share that we reported in last year's first quarter. The company believes that this non-GAAP financial measure provides a better measure of the ongoing performance of the company's core insurance operations than net income, a GAAP financial measure, because the non-GAAP financial measure excludes realized investment gains and losses, the timing of which the company has some measure of control, and it excludes changes in net income that result solely from changes in accounting rules and principles," noted John W. Hayden, president and chief executive officer.

"The first quarter of 2003 clearly illustrated the value of our business fundamentals as we again achieved record results," commented John W. Hayden. "While weather and other unpredictable events always have the potential to impact our short-term performance, we believe that our disciplined approach to underwriting and commitment to rate adequacy positions us to achieve our long-term objectives of a 15 percent return on beginning equity and double-digit earnings growth."

Hayden added, "We continue to emphasize the diversification of our products and distribution channels to help us achieve ongoing growth despite the continued weakness in the point of sale manufactured housing market. We are moving forward with the rate increases that began to take effect in 2002 and are confident that these increases will have an even greater impact on profitability throughout the remainder of 2003 and beyond. At the same time, we continue to pursue our strategic growth plan, emphasizing organic expansion, policyholder retention and fee income opportunities complemented by strategic alliances and strategically appropriate acquisitions. We believe that these strategies will help us maintain our leadership position for years to come."

--------
(1) The tables included with this release reconcile net income and net income before realized gains and losses and the effects of any accounting changes.

MIDLAND REPORTS RECORD FIRST QUARTER 2003 RESULTS
APRIL 17, 2003


Midland's wholly owned insurance subsidiary, American Modern Insurance Group, specializes in providing insurance products and services for niche markets such as manufactured housing, site-built dwelling, motorcycle, watercraft, snowmobile, recreational vehicle and credit life and related products. American Modern's products and services are offered through diverse distribution channels.

PREMIUM GROWTH REFLECTS DIVERSIFICATION

For the first quarter, American Modern's property and casualty gross written premiums grew 11.4 percent to $145.2 million, including manufactured housing gross written premium growth of 3.7 percent to $73.0 million. While the company's manufactured housing volume continues to be impacted by the difficult market conditions that exist in the point-of-sale channel, it is encouraging to see overall premium growth in this very important product line.

Gross written premium in all other property and casualty specialty lines -- such as motorcycle, site-built dwelling, mortgage fire, recreational vehicle and collector automobile products -- collectively grew 20.5 percent to $72.3 million.

"Our diversification strategy continues to demonstrate its value," commented Hayden. "As the manufactured housing market seeks stability, we have been able to maintain a healthy growth rate due to the continued contribution of our other specialty lines, such as site-built dwelling, motorcycle, watercraft and others. As we have said in the past, we believe the manufactured housing market will return to more normalized sales levels at some point, and we remain committed to the market."

Hayden noted that rate actions continue to benefit premium growth both in the manufactured housing line and the company's other specialty areas. "In addition to the manufactured housing rate increases averaging approximately 10 percent that were filed and approved last year, we are seeking additional rate increases during 2003. We also remain aggressive on rates in our non-manufactured housing lines. For example, we are filing for motorcycle rate increases averaging 20 to 25 percent nationwide and additional profit enhancing product modifications."

COMBINED RATIO AT 94.9% DUE TO UNDERWRITING ACTIONS AND RATE INCREASES

For the first quarter, American Modern's property and casualty combined ratio (losses and expenses as a percent of earned premium) was 94.9 percent, compared with 96.4 percent a year ago. This positive trend was driven by the manufactured housing fire loss ratio improving to a more normal 18.2 percent, a significant improvement from the 22.9 percent level recorded in last year's first quarter. Catastrophe losses accounted for 2.8 percentage points of this year's first quarter combined ratio, compared with 2.5 percentage points in the same period in 2002.

Hayden noted that other profit enhancing programs are beginning to contribute to overall results. "For example, our careful review of all of American Modern's site-built dwelling programs led to a tightening of our offering to maintain our specialty focus. We are pleased with the trends we are seeing as we target properties that fall outside the parameters of the standard homeowners' insurance market. We believe this will allow us to leverage our competencies to become a leader in this specialty segment rather than a small player in the broader-based homeowners' market. We believe we have seen the first signs of improvement in this area as we benefit from the discontinuance of certain unprofitable homeowner programs and from additional rate increases."

"As we have commented in the past, the second quarter has historically been prone to a higher incidence of weather-related losses. This has been the case through the first two weeks of April with losses from the storms that swept through the southeastern United States last week approaching $4 million (pre-tax). At this point, it is difficult to determine if the weather-related losses for the second quarter will surpass the normalized level of approximately $10 million."

MIDLAND REPORTS RECORD FIRST QUARTER 2003 RESULTS
APRIL 17, 2003


INVESTMENT PORTFOLIO AND BOOK VALUE GROWTH

The market value of Midland's investment portfolio decreased to $723.0 million at March 31, 2003, compared with $739.8 million at December 31, 2002. Net pre-tax investment income (excluding capital gains and losses) was $8.4 million for the first quarter compared with $8.7 million in last year's first quarter. The annualized pre-tax equivalent yield, on a cost basis, of American Modern's fixed income portfolio was 5.8 percent in the first quarter of 2003 compared with 6.6 percent in the comparable prior period. These decreases are due to the current low interest rate environment.

"After-tax realized investment losses from American Modern's investment portfolio totaled 7 cents per share in this year's first quarter compared with realized investment losses of 1 cent in last year's first quarter. In the first quarter of 2003, the majority of the realized losses related to impairment charges for the convertible bond portfolio and the equity portfolios," Hayden said.

Pre-tax net unrealized gains on Midland's fixed income portfolio were $28.6 million at March 31, 2003, up from $28.2 million at December 31, 2002. Pre-tax net unrealized gains on Midland's equity portfolio were $43.5 million, down from $47.6 million at December 31, 2002.

Midland's shareholders' equity was $316.4 million, or $17.97 per share, at quarter-end, up from $308.9 million, or $17.59 per share, at year-end 2002. The company's book value has grown at a compound annual rate in excess of 10 percent over the last 10 years.

FAVORABLE OUTLOOK DRIVEN BY EFFECTIVE IMPLEMENTATION OF STRATEGIES

Hayden noted that Midland's common stock has outperformed the broader equities market and virtually every relevant index for the 1-, 5-, 10-, 15- and 20-year periods ended March 31, 2003. "That is a record we are proud of and we believe it is a good indicator of our value both as a company and as an investment," he said.

"Over the past two years, we have significantly tightened our belt to maintain our focus, maintain our discipline and maintain our position of leadership in the specialty insurance market," Hayden added. "We are confident that this focus and discipline will allow us to deliver strong, profitable results for 2003.

"Assuming normal weather, the company expects that the 2003 full-year combined ratio should be in the range of 96 to 98 percent, noting that weather patterns and seasonal products such as motorcycle and watercraft tend to increase the ratio during the second and third quarters.

"In terms of the top line for 2003, we expect American Modern to approach double-digit growth. We expect investment income to be approximately 5 percent lower than 2002, reflecting the lower interest rate environment.

"All in all, Midland expects 2003 to build on its successful strategies and deliberate actions of the past two years. With one quarter behind us now, we are off to a great start, and we look with confidence toward the future," Hayden concluded.

ABOUT THE COMPANY

Midland, which is headquartered in Cincinnati, Ohio, is a provider of specialty insurance products and services through its wholly owned subsidiary, American Modern Insurance Group, which accounts for approximately 96 percent of Midland's consolidated revenue. American Modern specializes in writing physical damage insurance and related coverages on manufactured housing and has expanded to other specialty insurance products including coverage for site-built homes, motorcycles, watercraft, snowmobiles, recreational vehicles, physical damage on long-haul trucks, extended service contracts, credit life and related products as well as collateral protection and mortgage fire products sold to financial institutions and their customers. Midland also owns a niche transportation business, M/G Transport Group, which operates a fleet of dry cargo barges for the movement of dry bulk commodities, primarily

MIDLAND REPORTS RECORD FIRST QUARTER 2003 RESULTS
APRIL 17, 2003


on the inland waterways. Midland's common stock is traded on the Nasdaq National Market under the symbol MLAN. Additional information on the company can be found on the Internet at www.midlandcompany.com.

FORWARD LOOKING STATEMENTS DISCLOSURE

Certain statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include certain discussions relating to underwriting, premium and investment income volume, business strategies, profitability and business relationships, as well as any other statements concerning the year 2003 and beyond. The forward-looking statements involve risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Factors that might cause results to differ from those anticipated include, without limitation, adverse weather conditions, changes in underwriting results affected by adverse economic conditions, fluctuations in the investment markets, changes in the retail marketplace, changes in the laws or regulations affecting the operations of the company or its subsidiaries, changes in the business tactics or strategies of the company, its subsidiaries or its current or anticipated business partners, the financial condition of the company's business partners, acquisitions or divestitures, changes in market forces, litigation and the other risk factors that have been identified in the company's filings with the SEC, any one of which might materially affect the operations of the company or its subsidiaries. Any forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

MIDLAND REPORTS FIRST QUARTER 2003 RESULTS
APRIL 17, 2003


                               THE MIDLAND COMPANY
                              FINANCIAL HIGHLIGHTS


                                                                     THREE-MONTHS ENDED
                                                                           MARCH 31,
                                                          --------------------------------------------
                                                            2003             2002            % CHANGE
                                                          --------       ------------        ---------

Revenues                                                  $167,395         $152,532              9.7%
                                                          ========         ========          =======

Income Before Cumulative Effect of Change in
     Accounting Principle & Capital Gains (Losses)*       $ 11,195         $  9,516             17.6%
                                                                                             =======
Net Cumulative Effect of Change
     in Accounting Principle                                    --           (1,463)
Net Capital Gains (Losses)                                  (1,146)            (196)
                                                          --------         --------
Net Income                                                $ 10,049         $  7,857             27.9%
                                                          ========         ========          =======

Income Per Share (Diluted) Before Cumulative
     Effect of Change in Accounting Principle &
     Capital Gains (Losses)*                              $   0.63         $   0.53             18.9%
                                                                                             =======
Net Cumulative Effect of Change in Accounting
     Principle Per Share (Diluted)                              --            (0.08)
Net Capital Gains (Losses) Per Share (Diluted)               (0.07)           (0.01)
                                                          --------         --------

Net Income per Share (Diluted)                            $   0.56         $   0.44             27.3%
                                                          ========         ========          =======

Dividends Declared per Share                              $0.04750         $0.04375              8.6%
                                                          ========         ========          =======

Market Value per Share                                    $  17.90         $  21.30            -16.0%
                                                          ========         ========          =======

Book Value per Share                                      $  17.97         $  17.01              5.6%
                                                          ========         ========          =======

Shares Outstanding                                          17,609           17,530
                                                          ========         ========

AMIG's Property and Casualty Operations:

     Direct and Assumed Written Premium                   $145,232         $130,330             11.4%
                                                          ========         ========          =======

     Net Written Premium                                  $137,268         $123,562             11.1%
                                                          ========         ========          =======

     Combined Ratio (GAAP)                                    94.9%            96.4%
                                                          ========         ========

     Combined Ratio (GAAP) -
       Excluding Catastrophe Losses                           92.1%            93.9%
                                                          ========         ========

Dollar amounts in thousands except per share data.

All outstanding share and per share data are adjusted for the 2 for 1 stock split effective July 17, 2002.

*Non-GAAP financial measures.

MIDLAND REPORTS FIRST QUARTER 2003 RESULTS
APRIL 17, 2003


                               THE MIDLAND COMPANY
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                   Three-Months Ended
                                                                       March 31,
                                                               --------------------------
                                                                 2003             2002
                                                               ---------        ---------
Revenues:
     Insurance:
        Premiums earned                                        $ 153,278        $ 136,470
        Net investment income                                      8,395            8,706
        Net realized investment gains (losses)                    (1,763)            (301)
        Other insurance income                                     1,578            1,624
     Transportation                                                5,845            5,881
     Other                                                            62              152
                                                               ---------        ---------
       Total                                                   $ 167,395        $ 152,532
                                                               ---------        ---------

Costs and Expenses:
     Insurance:
       Losses and loss adjustment expenses                        78,647           69,623
       Commissions and other policy acquisition costs             47,805           41,922
       Operating and administrative expenses                      19,770           20,819
     Transportation operating expenses                             5,805            6,231
     Interest expense                                                939              784
     Other operating and administrative expenses                     325              236
                                                               ---------        ---------
       Total                                                   $ 153,291        $ 139,615
                                                               ---------        ---------
Income Before Federal Income Tax and
     Cumulative Effect of Change in Accounting Principle          14,104           12,917

Provision for Federal Income Tax                                   4,055            3,597
                                                               ---------        ---------
Income Before Cumulative Effect of Change in
     Accounting Principle                                         10,049            9,320
Cumulative Effect of Change in Accounting Principle                   --           (1,463)
                                                               ---------        ---------
Net Income                                                     $  10,049        $   7,857
                                                               =========        =========
Basic Earnings (Losses) per Common Share:
  Income Before Cumulative Effect of Change in
     Accounting Principle & Capital Gains (Losses)             $    0.65        $    0.55
  Cumulative Effect of Change in Accounting Principle                 --            (0.08)
  Capital Gains (Losses)                                           (0.07)           (0.01)
                                                               ---------        ---------
     Total                                                     $    0.58        $    0.46
                                                               =========        =========
Diluted Earnings (Losses) per Common Share:
  Income Before Cumulative Effect of Change in
     Accounting Principle & Capital Gains (Losses)             $    0.63        $    0.53
  Cumulative Effect of Change in Accounting Principle                 --            (0.08)
  Capital Gains (Losses)                                           (0.07)           (0.01)
                                                               ---------        ---------
     Total                                                     $    0.56        $    0.44
                                                               =========        =========

Dividends per Common Share                                     $ 0.04750        $ 0.04375
                                                               =========        =========

NOTE: Dollar amounts in thousands except per share data.

      Basic earnings per common share have been computed by dividing net income by 17,387 shares in 2003 and 17,275 shares in 2002.

      Diluted earnings per common share have been computed by dividing net income by 17,829 shares in 2003 and 17,838 shares in 2002.

      All outstanding share and per share data are adjusted for the 2 for 1 stock split effective July 17, 2002.

      The Cumulative Effect of Change in Accounting Principle relates to transition adjustment for the adoption of SFAS 142 "Goodwill and Other Intangible Assets".

MIDLAND REPORTS FIRST QUARTER 2003 RESULTS
APRIL 17, 2003


                               THE MIDLAND COMPANY
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)


                                                                 March 31,
                           ASSETS                          2003            2002
                           ------                       ----------       ----------
Cash and Marketable Securities                          $  730,592       $  711,785

Receivables - Net                                          159,619          156,210

Property, Plant and Equipment - Net                         60,468           60,339

Deferred Insurance Policy Acquisition Costs                 90,942           97,493

Other                                                       18,234           18,313
                                                        ----------       ----------

     Total Assets                                       $1,059,855       $1,044,140
                                                        ==========       ==========

     LIABILITIES AND SHAREHOLDERS' EQUITY
     ------------------------------------

Unearned Insurance Premiums                             $  386,690       $  398,791

Insurance Loss Reserves                                    161,405          146,865

Long-Term Debt                                              46,787           48,256

Short-Term Borrowings                                       29,240           41,683

Deferred Federal Income Tax                                 34,381           32,197

Other Payables and Accruals                                 84,948           78,225

Shareholders' Equity                                       316,404          298,123
                                                        ----------       ----------

     Total Liabilities and Shareholders' Equity         $1,059,855       $1,044,140
                                                        ==========       ==========


Market Value per Common Share                           $    17.90       $    21.30
                                                        ==========       ==========

Book Value per Common Share                             $    17.97       $    17.01
                                                        ==========       ==========

Common Shares Outstanding                                   17,609           17,530
                                                        ==========       ==========

NOTE: Amounts in thousands except per share data.

      Common shares outstanding and per share data are adjusted for the 2 for 1 stock split effective July 17, 2002.